UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-051720	54-1614664
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

1818 Library Street, Suite 500 Reston, VA Suite 134		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 956-3561

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On March 16, 2009 the Registrant (“InferX”) entered into an agreement and plan of reorganization (the “Merger Agreement”) with The Irus Group, Inc. under which it intends to effect a reverse triangular merger between The Irus Group, Inc. and InferX’s wholly-owned subsidiary, Irus Acquisition Corp.

Under the terms of the Merger Agreement, the issued and outstanding shares of The Irus Group common stock will be automatically converted into the right to receive 70% of the issued and outstanding shares of InferX common stock.

The Merger Agreement also provides that, at the effective time of the Merger, the InferX board of directors agrees to appoint Vijay Suri, President and CEO of InferX and to have Vijay Suri fill a vacancy on its Board of Directors.  In addition, effectiveness of the Merger Agreement is conditioned upon (i) InferX restructuring existing debt by converting the existing debt and warrants to common stock with the intention of having no more than 57-60 million shares of its common stock outstanding prior to effecting a reverse split of not less than 1:10, (ii) InferX using its best efforts to reduce its accounts payable by 70%, (iii) Vijay Suri, President and CEO of The Irus Group, executing an employment agreement with InferX and (iv) additional customary closing conditions relating to the delivery of financial statements, closing certificates as to representations and warranties, and the delivery of any required consents or government approvals.  The merger is expected to be completed by June 30, 2009.

The preceding description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the merger as described in Item 1.01, Vijay Suri shall have executed an employment agreement with InferX.  Mr. Suri’s employment agreement is expected to provide for a five year term, an annual base salary of not less than $180,000, the issuance of 1,000,000 shares of InferX’s preferred stock with each preferred share having voting rights along with holders of InferX’s shares of common stock equal to 100 votes per share, eligibility for an annual bonus and equity awards, and other customary benefits, including reimbursement for health and welfare benefits and business expenses.  In addition, the InferX board of directors agrees to take all necessary actions to nominate Vijay Suri to its board of directors.

Item 8.01   Other Events

Over the past several months, InferX and The Irus Group have established a business relationship together in a number of different areas such as health care, fraud detection, business intelligence solutions and performance management services through teaming agreements and a memorandum of understanding. Under these collaborative arrangements, such combined services have been expanded to government agencies and private commercial firms.

Item 9.01   Financial Statements and Exhibits

(d)           Agreement and Plan of Reorganization by and among, InferX Corporation, Irus Acquisition Corp., and The Irus Group, Inc. dated March 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

InferX Corporation
Date: March 18, 2009
	By:	/s/ B.K. Gogia
B.K. Gogia
Chairman